As filed with the Securities and Exchange Commission on January  10, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

GEOKINETICS INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1690082
(State of incorporation)	(IRS Employer Identification No.)

One Riverway, Suite 2100
Houston, Texas 77056
(713) 850-7600
(Address of registrant’s principal executive offices)

GEOKINETICS INC. 2002 STOCK AWARDS PLAN
(Full title of the plan)

Scott A. McCurdy
Vice President and Chief Financial Officer
GEOKINETICS INC.
One Riverway, Suite 2100
Houston, Texas 77056
(713) 850-7600
(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, $.01 par value per share	464,845 shares	$23.25	$10,807,646.25	$1,156.42

(1)                                  Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of registration fee, based upon the weighted average exercise price for options outstanding under the 2002 Stock Awards Plan; and for the balance of shares being registered, based on market price as reported on the OTCBB on January 8, 2007.

Incorporation by Reference of Contents of Prior
S-8 Registration Statement

The contents of registrant’s prior Registration Statement on Form S-8 (Registration No. 333-120694), registering shares of registrant’s common stock underlying awards to acquire such common stock under the Geokinetics Inc. 2002 Stock Awards Plan, are incorporated herein by reference.

Index of Exhibits

Exhibit Number	Description

4.1	Geokinetics Inc. 2002 Stock Awards Plan.

5.1	Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

23.1	Consent of Fitts, Roberts & Co., P.C.

23.2	Consent of KPMG LLP.

23.3	Consent of UHY Mann Fankfort Stein & Lipp CPAs, LLP.

23.3	Consent of Chamberlain, Hrdlicka, White, Williams & Martin (included in Exhibit 5.1).

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, effective January 10, 2007.

GEOKINETICS INC.

/s/ Scott A. McCurdy
Scott A. McCurdy, Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Johnson	President, Chief Executive Officer, and Director	January 10, 2007
David A. Johnson

/s/ Scott A. McCurdy	Vice President and Chief Financial Officer	January 10, 2007
Scott A. McCurdy

/s/ Michael A. Schott	Vice President of Financial Reporting and	January 10, 2007
Michael A. Schott	Compliance and Chief Accounting Officer

/s/ William R. Ziegler*	Director (Non-executive Chairman)	January 10, 2007
William R. Ziegler

/s/ Steven A. Webster*	Director	January 10, 2007
Steven A. Webster

/s/ Christopher M. Harte*	Director	January 10, 2007
Christopher M. Harte

/s/ Gary A. Pittman*	Director	January 10, 2007
Gary A. Pittman

/s/ Robert L. Cabes, Jr.*	Director	January 10, 2007
Robert L. Cabes, Jr.

The above directors constituting all of the Board of Directors

*By	/s/ Scott A. McCurdy
Scott A. McCurdy
(Attorney-in-fact for the persons indicated.)